Targeted Medical Pharma, Inc. 8-K

 EXHIBIT 10.7

BUSINESS CONSULTANT AGREEMENT

This agreement dated April 30, 2009 is made by and between Targeted Medical Pharma, Inc. whose address is 2980 Beverly Glenn Circle, Ste 301, Los Angeles, CA 90077, referred to as "Company", and Webster Consulting Services, LLC whose address is PO. Box 1301,789 Shaner Armstrong Lane, Eastsound, WA 98245, referred to as "Consultant."

1.  Consultation Services. The Company hereby employs the Consultant to perform the following services in accordance with the terms and conditions set forth in this agreement.
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The Consultant will consult with the officers and employees of the Company concerning matters relating to supply chain management, contract management or any related matter arising out of the business affairs of the Company, as requested by the Company. The Consultant will utilize his knowledge and resources to develop recommendations to improve the performance of the Company in these areas.

2.  Terms of Agreement. This agreement will begin May 1, 2009 and will end September 30,
2009. Either party may cancel this agreement on two working days notice to the other party in writing, by certified mail, email or personal delivery.

3.  Time Devoted by Consultant. There is no fixed projection of the total amount of time which the Consultant will spend on this engagement. The particular amount of time may vary from day to day or week to week, however days spent onsite at the Company location will accrue a minimum of eight (8) hours per day. Through regular communications and bi-weekly billings, the Consultant will keep the Company informed of the amount of time spent on the project by the Consultant as well as forward plans including estimates of the amount of time to be spent on the project during the upcoming billing cycle.

4.  Place Where Services Will Be Rendered. The Consultant will perform services in accordance with this contract at the Company's site, the Consultant's home office, or other location as mutually agreed.

5.  Payment to Consultant.
a)	The Consultant will be paid at the rate of $125 per hour for work performed in accordance with this agreement.
b)	Travel time between the Consultant's office and the Company site will be billed at four (4) hours at the Consultant's hourly rate of $125.
c)
Normal travel expenses incurred by the Consultant including such items as economy class airfares, rental cars, hotel accommodation, meals, personal vehicle mileage (IRS rate), parking and tolls will reimbursed at cost.

d)
The Consultant will submit a bi-weekly invoice to the Company via email setting forth the time spent and travel expenses incurred with receipts for individual expenses exceeding $25. Company will make payment of these invoices within 15 days of submission.

6.  Independent Contractor. Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the Consultant shall be responsible for payment of all taxes including Federal. State and local taxes arising out of the Consultant's activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7.  Confidential Information. The Consultant agrees that any information received by the Consultant during any furtherance of the Consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the Company will be treated by the Consultant in full confidence and will not be revealed to any other persons, firms or organizations without the authorization of the Company.

8.  Employment of Others. The Company may from time to time request that the Consultant arrange for the services of others. All costs to the Consultant for those services will be paid by the Company but in no event shall the Consultant employ others without the prior authorization of the Company.

9. Signatures. Both the Company and the Consultant agree to the above contract.

/s/ Elizabeth Charuvastra
Targeted Medical Pharma, Inc

Chairman 4/30/09
Title & Date

/s/Donald Webster
Webster Consulting Services, LLC

Owner/Manager 4/30/09
Title & Date

CONTRACT AMENDMENT

The contract between Targeted Medical Pharma, Inc. "Company" and Webster Consulting Services, LLC "Consultant", dated April 30, 2009 is hereby extended through March 31, 2010. All other terms and conditions of the original contract remain unchanged.

By evidence of the signatures below, both Company and Consultant agree to this contract amendment.

/s/ Elizabeth Charuvastra 9/23/09

Signature and Date

Elizabeth Charuvastra, Chairman
Targeted Medical Pharma, Inc.

/s/Donald Webster 9/29/09

Signature and Date
Donald Webster, Owner
Webster Consulting Services, LLC

CONTRACT AMENDMENT #2

The contract between Targeted Medical Pharma, Inc. "Company" and Webster Consulting Services, LLC "Consultant", dated April 30, 2009 is hereby amended as follows:

1.	The contract term is extended to March 31, 2011
2.	The Consultant Rate is changed from $125 per hour to $150 per hour effective April 1, 2010.

All other terms and conditions of the original contract remain unchanged.

By evidence of the signatures below, both Company and Consultant agree to this contract amendment.

/s/ Elizabeth Charuvastra 3/31/2010

Signature and Date

Elizabeth Charuvastra, Chairman
Targeted Medical Pharma, Inc.

/s/Donald Webster 3/30/2010

Signature and Date
Donald Webster, Owner
Webster Consulting Services, LLC